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                                                                   Exhibit 10.32

                AGREEMENT REGARDING THE NOTE PURCHASE AGREEMENTS

      Agreement Regarding the Note Purchase Agreements, dated as of December 16, 2004 (the "Agreement"), between Nordstrom Credit Card Receivables LLC ("Credit Card LLC") and Nordstrom Private Label Receivables LLC ("Private Label LLC").

      Whereas the Credit Card LLC is a party to the Note Purchase Agreement (the "Credit Card Note Purchase Agreement"), dated as of December 16, 2004, together with Nordstrom fsb, as servicer (the "Servicer"), Falcon Asset Securitization Corporation, as conduit purchaser, and JPMorgan Chase Bank, N.A.
(successor-by-merger to Bank One, NA (Main Office Chicago)), as committed purchaser and as agent for the purchasers therein;

      Whereas the Private Label LLC is a party to the Note Purchase Agreement (the "Private Label Note Purchase Agreement" and, together with the Credit Card Note Purchase Agreement, the "Note Purchase Agreements" and individually, a "Note Purchase Agreement"), dated as of December 4, 2001, as amended, together with Nordstrom fsb, as servicer (the "Servicer"), Falcon Asset Securitization Corporation, as conduit purchaser, and JPMorgan Chase Bank, N.A. (successor-by-merger to Bank One, NA (Main Office Chicago)), as committed purchaser and as agent for the purchasers therein;

      WHEREAS, each of the Note Purchase Agreements provides that Available Maximum Principal Balance thereunder is reduced by the Class A Invested Amount under the other Note Purchase Agreement;

      WHEREAS, the parties desire to enter into this Agreement to provide for a limit on the Available Maximum Principal Amount under each Note Purchase Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

            1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Note Purchase Agreements, as applicable.

            2.    Available Maximum Principal Balance.

                  (a) Private Label LLC hereby agrees that, notwithstanding the Available Maximum Principal Balance under the Private Label Note Purchase Agreement, the Class A Invested Amount thereunder shall not exceed $50,000,000.

                  (b) Credit Card LLC hereby agrees that, notwithstanding the Available Maximum Principal Balance under the Credit Card Note Purchase Agreement, the Class A Invested Amount thereunder shall not exceed $100,000,000.

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            3.    Term. Unless the parties agree to an extension, this Agreement shall expire on February 28, 2006.

            4. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

            5. Governing Law. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York (including Section 5-1401 of the General Obligations Law but otherwise without respect to conflict of law principles).

            6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                          NORDSTROM CREDIT CARD RECEIVABLES LLC

                          By: /s/ Marc A. Anacker
                              -------------------
                          Name: Marc A. Anacker
                          Title: Treasurer

                          NORDSTROM PRIVATE LABEL RECEIVABLES LLC

                          By: /s/ Kevin T. Knight
                              -------------------
                          Name: Kevin T. Knight
                          Title: President

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